UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         February 17, 2005 (February 16, 2005)
Date of report (Date of earliest event reported)

Gevity HR, Inc.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act. (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act. (17CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

              On February 17, 2005, Gevity HR, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and the year ended December 31, 2004, a copy of which is furnished herewith as Exhibit 99.1.

        Also on February 17, 2005, the Company issued a press release announcing that on February 16, 2005 its Board of Directors declared a dividend of $0.07 per common share, payable on April 29, 2005 to shareholders of record on April 15, 2005, a copy of which is furnished herewith as Exhibit 99.2.

        The information in this Item 2.02 and the Exhibits furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        In addition, the Company announced that A.D. Frazier, Jr. was elected to the Board of Directors at a meeting of the Board of Directors held on February 16, 2005. Mr. Frazier shall serve as a member of the Board of Directors until he stands for re-election at the 2005 Annual Meeting of Shareholders. At this time, no determination has been made as to which committees of the Board of Directors Mr. Frazier will serve on, if any.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit No.	Description

99.1	2004 Financial Results Press Release dated February 17, 2005.
99.2	Dividend and Election of Director Press Release dated February 17, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005
GEVITY HR, INC.
By: /s/ Gregory M. Nichols
Gregory M. Nichols Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	2004 Financial Results Press Release dated February 17, 2005.
99.2	Dividend and Election of Director Press Release dated February 17, 2005.